Exhibit 99.1

FOXHOLLOW TECHNOLOGIES PROVIDES UPDATE ON FINANCIAL

RESULTS, 2006 GUIDANCE AND CORPORATE STRATEGY

COMPANY ANNOUNCES LAUNCH OF TWO CLINICAL TRIALS, FILING OF

FDA INVESTIGATIONAL DEVICE EXEMPTION FOR CORONARY INDICATION

(REDWOOD CITY, CA), January 9, 2006—FoxHollow Technologies, Inc. (NASDAQ: FOXH), which manufactures and markets the SilverHawk™ Plaque Excision System—a minimally invasive device for the treatment of peripheral artery disease (PAD)—today updated its financial results, guidance and corporate strategy. John Simpson, M.D., Ph.D., interim chief executive officer, will also provide an update on the company’s strategy and financials today at the 24th Annual JPMorgan Healthcare Conference, at 12:30 p.m. Eastern Standard Time (9:30 a.m. Pacific Standard Time). As previously announced by the company, a live audio webcast of the presentation will be available via the Internet at http://equityconferences.jpmorgan.com and will be available for replay for approximately three months.

“Our performance for 2005 demonstrates that FoxHollow has been very successful with its programs to drive adoption of the SilverHawk as a highly effective therapy for the treatment of PAD. Our strategy going forward is to leverage our market presence to date, our leading-edge technology and the management and financial resources of the company to provide therapies for a variety of vascular diseases through the development of innovative mechanical and biological therapies,” noted Dr. Simpson.

•	Financial Results: The company indicated that revenue for the fourth quarter of 2005 will be in the range of approximately $41.7-$41.9 million, at the upper end of the range provided in prior company guidance. Revenue for the fourth quarter includes approximately $2.4 million related to the company’s research and drug development agreement with Merck & Co., Inc. Revenue for the full year 2005 will be in the range of approximately $128.0-$128.2 million, also at the upper end of the range provided in prior guidance. The company is currently in the process of closing its books for the fourth quarter of 2005, but estimates that net loss for the quarter will be within or better than the previously provided range of $0.7-$1.2 million, or $0.03-$0.05 per share. Net income excluding stock-based compensation expense for the fourth quarter is also expected to be within or above the previously provided range of $0.9-$1.4 million, or $0.04-$0.06 per share on a diluted basis. The company said it sold approximately 14,800 SilverHawk devices in the fourth quarter of 2005 and ended 2005 with 206 direct sales representatives and approximately 1,040 active customer accounts.

•	2006 Financial Guidance: For the first quarter of fiscal 2006, the company expects revenue to be in the range of $44-$46 million, which includes approximately $2.0 million in revenue related to the Merck agreement. The company expects a net loss per share for Q1 of 2006 of $0.65-$0.58, which includes a one-time charge for stock-based compensation expense related to the retirement of the company’s former chief executive officer of approximately $11.4 million, or $0.47 per share, as well as additional stock-based compensation expense of approximately $5.0 million, or $0.21 per share. Diluted earnings per share excluding stock-based compensation for Q1 of 2006 are expected to be in the range of $0.02-$0.08. For the full year 2006, FoxHollow expects revenue in the range of $210-$220 million, including revenue of $8-$10 million from the Merck relationship. The company expects a net loss per share for the full year 2006 of $0.51-$0.32 and diluted earnings per share excluding stock-based compensation of $0.70 to $0.87.

Net income excluding stock-based compensation expense and diluted earnings per share excluding stock-based compensation expense are non-GAAP financial measures. These measures provide an indication of FoxHollow’s performance before certain charges that are considered by management to be outside of the company’s core operating results. In addition, net income excluding stock-based compensation expense and diluted earnings per share excluding stock-based compensation expense are among the primary indicators FoxHollow’s management uses as a basis for planning and forecasting for future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income or loss and earnings or loss per share prepared in accordance with generally accepted accounting principles.

“Our tremendous growth in 2005 and growth outlook for 2006 is based on our success in driving adoption from existing customers, as well as the significant increase of our customer base,” Dr. Simpson noted. “Revenues for 2005 more than tripled from 2004. Our outlook for 2006 represents a more than 60 percent growth in year-over-year revenue,” he added.

Commenting on the company’s growth strategy, Dr. Simpson said, “Our focus is to build long-term value for patients, our employees and FoxHollow shareholders. It is a strategy built on the continued expansion of our sales and marketing efforts, and also emphasizes a more active clinical program and the growth of our product line through internal new product development and the acquisition and licensing of products that serve our markets.”

•	Sales and Marketing: The company said it plans to grow its field sales force to approximately 250 representatives by the end of 2006, with most of the increase occurring in the second half of the year.

“We intend to continue to sharpen our focus on smaller territories and increasing direct contact with end-user clinicians, as well as referral sources. We also intend to expand our successful physician education and podiatrist referral programs and seek to leverage our presence in the PAD market to treat new vascular beds with our devices,” Dr. Simpson noted.

•	Clinical Activity: The company said it plans to launch two new clinical studies related to the use of the SilverHawk in treating PAD. The first will be a 100-patient independent registry under the direction of Dr. Michael Jaff of Massachusetts General Hospital. The study will include six and 12-month follow up of patients using duplex ultrasound, and the results will be evaluated by an independent core lab. Enrollment of the study is expected to be completed in the second quarter of 2006, with six-month data available in the first quarter of 2007. The second study will be a randomized trial comparing outcomes in patients treated with the SilverHawk versus those treated with medical management. Enrollment of the study is expected to be completed by the end of 2006, with initial data available by mid-2007. The company also announced today that it has filed for an investigational device exemption (IDE) with the FDA to begin clinical trials with the SilverHawk in the treatment of coronary artery disease in bifurcated vessels.

“We have always been a clinically-driven company, and our TALON study has been the largest registry for PAD patients treated with an endovascular therapy. In addition, a number of single center studies have demonstrated the efficacy of the SilverHawk. At the same time, given the evolution of our device and the significant clinician experience with it, we believe it is now appropriate to launch a broader program of clinical studies. We believe the findings from these, and future studies, will not only assist us in the development of new devices, but also help us obtain a better understanding of vascular disease and identify new indications for the use of the SilverHawk,” Dr. Simpson noted.

•	Product Development: The company said it plans to expand its product development activities in 2006, including the introduction of four new offerings during 2006. These will be enhancements to the current SilverHawk device and are designed to increase its effectiveness in cutting calcified plaque, its ease of use, and to broaden the areas it treats within the legs.

“These product line extensions will enable FoxHollow to increase the efficacy of the therapy, enable shorter procedure times and expand our market presence. Our longer-term development efforts include incorporating imaging technology on our catheters and reducing case times by up to 50 percent,” Dr. Simpson said.

•	Biologics: The company said its pharmacogenomics collaboration with Merck, which was announced in September 2005, is progressing well. The collaboration is focusing on the analysis of atherosclerotic plaque removed from patient arteries by the SilverHawk to identify new biomarkers for use in drug development.

“We are working with over 40 sites in our first study to evaluate the impact of certain approved drugs on gene expression in plaque. We expect enrollment for this study to begin in the first quarter of 2006,” said Duke Rohlen, vice president of corporate development and investor relations.

CEO Search Update

“We have initiated a search for a new chief executive officer and have selected the firm of Spencer Stuart to assist us with that search. While looking forward to the completion of the search process, we are confident in the abilities of the senior management team already in place. They are backed by an excellent group of over 500 employees and a company-wide commitment to providing patients with unmatched technology for the treatment of PAD,” Dr. Simpson noted. “We remain highly confident that we can continue to realize our mission of serving a large population of patients that are currently underdiagnosed and underserved,” he added.

About FoxHollow Technologies

FoxHollow Technologies, Inc., develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery disease (PAD). An estimated 12 million people in the U.S. are thought to suffer from PAD, with 2.5 million patients currently diagnosed. PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain for patients and very limited physical mobility. The company’s SilverHawk System is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. For more information, please visit our website at www.foxhollowtech.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding FoxHollow’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, financial statements concerning the company’s guidance for the fourth quarter and full year 2005, the first quarter and full year 2006, and future revenue from the Merck collaboration are forward-looking statements involving risks and uncertainties. FoxHollow’s estimated fourth quarter and year-end 2005 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Other statements in this press release that are forward-looking statements subject to risks and uncertainties include:

•	Sales and Marketing strategy: our ability to drive adoption from existing customers, and to significantly increase our customer base; the timing and extent of expansion of our sales and marketing efforts and organization; our intent to focus on smaller territories and to increase direct contact with end-user clinicians, as well as referral sources; and our intent to expand our physician education and podiatrist referral programs.

•	Clinical development strategy: our ability to launch and successfully and timely complete new clinical studies related to the use of the SilverHawk in treating PAD and our opportunity to use the results of these studies to develop new devices and to better understand vascular disease and new indications for the use of the SilverHawk; and our ability to obtain an investigational device exemption with the FDA to begin clinical trials with the SilverHawk in the treatment of coronary artery disease in bifurcated vessels.

•	Product expansion strategy: our ability to leverage our presence in the PAD market to treat new vascular beds with our devices; our success in our internal new product development efforts and our ability to identify and acquire new products that serve our markets; the success of our biologics program with Merck; and the timing and success of our efforts to expand product development activities in 2006, including our ability to introduce five new product enhancements to the current SilverHawk device, and their ability to increase effectiveness and efficiency in cutting calcified plaque, ease of use, and to treat new areas within the legs.

Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause FoxHollow’s actual results to differ materially from the statements contained herein. The potential risks and uncertainties that could cause actual results to differ from the results predicted are included under the caption “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our report on Form 10-Q for the quarter ended September 30, 2005, which is on file with the SEC and is available on our investor relations website at http://investor.foxhollowtech.com/ and on the SEC’s website at www.sec.gov. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 31, 2005, which will be filed with the SEC in March 2005. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. FoxHollow undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contacts:

Matt Ferguson

Chief Financial Officer

650-421-8501

Duke Rohlen

Investor Relations

650-421-8449

investorrelations@foxhollowtech.com